Exhibit 3.18

ARTICLES OF MERGER

OF

AFFINION AUTO SERVICES, INC.

(a Delaware corporation)

AND

TRILEGIANT AUTO SERVICES, INC.

(a Wyoming corporation)

(Pursuant to Section 17-16-1107 of the Wyoming Business Corporation Act)

December 28, 2005

To the Secretary of State

State of Wyoming

Pursuant to the provisions of the Wyoming Business Corporation Act (the “WBCA”), the domestic business corporation and the foreign business corporation herein named do hereby submit the following articles of merger.

FIRST: The plan of merger for merging Affinion Auto Services, Inc., a Delaware corporation (“Affinion Auto”), with and into Trilegiant Auto Services, Inc., a Wyoming corporation (“Trilegiant Auto”), as adopted by the board of directors of Affinion Auto on December 28, 2005 and adopted by the board of directors and sole stockholder of Trilegiant Auto on December 28, 2005 (the “Merger”) is as follows:

(a) Trilegiant Auto shall be the surviving corporation in the Merger.

(b) The articles of incorporation and bylaws of Trilegiant Auto as in effect immediately prior to the Merger Effective Time (defined below) shall be the articles of incorporation and bylaws of Trilegiant Auto as the surviving corporation immediately after the consummation of the Merger. The directors and officers of Trilegiant Auto, as in effect at the Merger Effective Time, shall be the directors and officers of Trilegiant Auto as the surviving corporation immediately after the consummation of the Merger. Except as specifically set forth herein, at the Merger Effective Time, all Rights (as hereinafter defined) of Trilegiant Auto shall continue in effect and be unimpaired by the Merger, and all Rights of Affinion Auto shall be merged with and into Trilegiant Auto. As used herein, “Rights” means, with respect to any corporation, such corporation’s identity, existence, corporate organization, purposes, powers, objects, franchises, privileges, rights, immunities, restrictions, debts, liabilities and duties, collectively.

(c) As of the Merger Effective Time, by virtue of the Merger and without any action on the part of any holder, each issued and outstanding share of Affinion Auto’s common stock, no par value, shall be cancelled and the shares of Trilegiant Auto authorized and outstanding as of the Merger Effective Time shall be the shares of the merged entity immediately after the consummation of the Merger.

SECOND: With respect to Trilegiant Auto, the designation, the number of outstanding shares, and the number of votes entitled to be cast by the voting group entitled to vote on the said merger are as follows:

(a) Designation of voting group: Common Stock, par value $0.01

(b) Number of outstanding shares of voting group: 3,000 shares

(c) Number of outstanding shares of voting group entitled to be cast on the merger: 3000 shares

THIRD: With respect to Trilegiant Auto, the total number of votes cast for and against the Merger by the voting group entitled to vote on the said Merger is as follows:

(a) Designation of voting group: Common Stock, par value $0.01

(b) Number of votes of voting group cast for the merger: 3000

(c) Number of votes of voting group cast against the merger: 0

FOURTH: With respect to Trilegiant Auto, the number of votes cast for the said Merger was sufficient for the approval thereof by the said voting group.

FIFTH: The Merger of Affinion Auto, with and into Trilegiant Auto, is permitted by the laws of the jurisdiction of organization of Affinion Auto and has been authorized in compliance with said laws.

SIXTH: Trilegiant Auto will continue its existence as the surviving corporation under its present name pursuant to the provisions of the WBCA.

SEVENTH: The effective time and date of the merger herein provided for in the State of Wyoming shall be on December 31, 2005 at 10:00 am Mountain Standard Time (12:00 pm EST) (“Merger Effective Time”).

IN WITNESS WHEREOF, the undersigned has duly executed these Articles of Merger as of the date first written above.

AFFINION AUTO SERVICES, INC.

By:	/s/ Nathaniel J. Lipman
	Name:	Nathaniel J. Lipman
	Title:	Chief Executive Officer

TRILEGIANT AUTO SERVICES, INC.

By:	/s/ Nathaniel J. Lipman
	Name:	Nathaniel J. Lipman
	Title:	Chief Executive Officer

ARTICLES OF MERGER

OF

TRILEGIANT AUTO SERVICES, INC., a Delaware corporation

WITH AND INTO

TRILEGIANT AUTO SERVICES, INC., a Wyoming corporation

Pursuant to the provisions of the Wyoming Business Corporation Act, the undersigned, Trilegiant Auto Services, Inc., a Delaware corporation, and Trilegiant Auto Services, Inc., a Wyoming corporation, do hereby submit the following Articles of Merger.

FIRST: Annexed hereto and made a part hereof is the executed Agreement and Plan of Merger (the “Plan of Merger”) for merging Trilegiant Auto Services, Inc., a Delaware corporation, with and into Trilegiant Auto Services, Inc., a Wyoming corporation (the “Merger”).

SECOND: For Trilegiant Auto Services, Inc., a Wyoming corporation, the designation, the number of outstanding shares, and the number of votes entitled to be cast by the voting group entitled to vote on the said Merger is as follows: (a) there is one voting group designated as Common Stock, par value $.01 per share, (b) the number of outstanding shares of this voting group are 1,500 shares which are held by one (1) shareholder, and (c) the number of votes of this voting group entitled to be cast on the Merger is 1,500. The total number of votes cast for and against the Merger by the sole voting group entitled to vote on the said Merger is as follows: all 1,500 votes entitled to vote on the Merger have voted unanimously and undisputed for the Merger.

THIRD: For Trilegiant Auto Services, Inc., a Delaware corporation, the designation, the number of outstanding shares, and the number of votes entitled to be cast by the voting group entitled to vote on the said Merger is as follows: (a) there is one voting group designated as Common Stock, par value $.01 per share, (b) the number of outstanding shares of this voting group are 3,000 shares which are held by one (1) shareholder, and (c) the number of votes of this voting group entitled to be cast on the Merger is 3,000. The total number of votes cast for and against the Merger by the sole voting group entitled to vote on the said Merger is as follows: all 3,000 votes entitled to vote on the Merger have voted unanimously and undisputed for the Merger.

FOURTH: For Trilegiant Auto Services, Inc., a Wyoming corporation, and Trilegiant Auto Services, Inc., a Delaware corporation, the number of votes cast for the Merger was sufficient for the approval thereof by the sole voting group of each such corporation.

FIFTH: The Merger of Trilegiant Auto Services, Inc., a Delaware corporation with and into Trilegiant Auto Services, Inc., a Wyoming corporation, is permitted and has been authorized in accordance with the General Corporation Law of the State of Delaware and the Wyoming Business Corporation Act.

SIXTH: Trilegiant Auto Services, Inc., a Wyoming corporation, will continue its existence as the surviving corporation under its present name upon the effective date of the Merger, pursuant to the provisions of the Wyoming Business Corporation Act.

[Signature Page Follows]

I HEREBY DECLARE, under the penalties of false statement, that the statements made in the foregoing Articles of Merger are true insofar as they pertain to the surviving corporation, Trilegiant Auto Services, Inc., a Wyoming corporation and the merging corporation, Trilegiant Auto Services, Inc., a Delaware corporation.

Dated as of September 20, 2002

TRILEGIANT AUTO SERVICES, INC., a Delaware corporation

By:	/s/ Peter G. McGonagle
	Name:	Peter G. McGonagle
	Title:	Executive Vice President

TRILEGIANT AUTO SERVICES, INC., a Wyoming corporation

By:	/s/ Peter G. McGonagle
	Name:	Peter G. McGonagle
	Title:	Executive Vice President

ARTICLES OF INCORPORATION

OF

TRILEGIANT AUTO SERVICES, INC.

(Pursuant to Section 17-16-202 of the Wyoming Business Corporation Act)

FIRST: The name of the corporation is Trilegiant Auto Services, Inc. (the “Corporation”).

SECOND: The name of the registered agent is CT Corporation System

THIRD: The address of the registered agent is 1720 Carey Ave., Ste 200, Cheyenne, WY 82001.

FOURTH: The number and class of shares the Corporation will have authority to issue is 3,000 shares of Common Stock, par value $.01 per share (the “Common Stock”). The number and class of shares which are entitled to receive the net assets upon dissolution are the 3,000 shares of Common Stock.

FIFTH: The address for mailing the annual report form is 100 Connecticut Avenue, Norwalk, CT 06850.

SIXTH: The name and address of the incorporator is Ryan C. Fisher, Esq. c/o Cummings & Lockwood, Four Stamford Plaza, 107 Elm Street, Stamford, CT 06902.

IN WITNESS WHEREOF the undersigned, as sole incorporator, has executed these Articles of Incorporation as of the 30th day of August, 2002.

/s/ Ryan C. Fisher
Ryan C. Fisher, Esq.
Sole Incorporator